UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K 12g3/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K12g3/A is being filed by Hancock Holding Company (the “Company”), a Mississippi corporation, solely for the purpose of restating and amending in its entirety the description of the Company’s capital stock previously set forth in a Form 8-K12g3 (Commission File No. 0-13089) filed by the Company with the Securities and Exchange Commission on December 31, 1984 and subsequently amended on May 2, 2001. The description of capital stock is hereby updated to read in its entirety as follows.

Item 8.01.	Other Events

DESCRIPTION OF HANCOCK HOLDING COMPANY CAPITAL STOCK

General

The Company’s Articles of Incorporation (the “Articles”) authorize the issuance of 350,000,000 shares of Common Stock, par value $3.33 per share. The common stock is listed on the NASDAQ Global Select Market. Its symbol is “HBHC.”

In addition, the Company’s Articles authorize the issuance of 50,000,000 shares of Preferred Stock, $20.00 par value per share. As of the date of this Form 8-K12g3/A, there are no shares of Preferred Stock outstanding.

Voting Rights; No Cumulative Voting

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

Dividend Rights

Subject to preferences that may apply in connection with any issuance of preferred stock, holders of Common Stock are entitled to receive ratable dividends which are declared by the Company’s Board of Directors out of funds legally available therefor. Substantially all of the funds available to the Company for payment of dividends on the Common Stock are derived from dividends paid by the Company’s wholly-owned banking subsidiary. The payment of dividends by the Company is subject to the restrictions of Mississippi law applicable to the declaration of dividends by a business corporation. Under such provisions, no distribution may be made if, after giving it effect (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distributions.

Liquidation Rights

In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of the net assets or funds which are available for distribution to stockholders after the satisfaction of all liabilities or after adequate provision is made therefor and after payment of any preferences on liquidation of preferred stock, if any.

Preemptive Rights

Holders of Common Stock have no preemptive rights and no preferential right to purchase or to subscribe for any additional shares of Common Stock that may be issued. However, holders of Common Stock have been issued certain rights which may be triggered under the Company’s Shareholder Rights Plan discussed below under “Shareholder Rights Plan.”

Fully Paid and Nonassessable; No Redemption

The shares of Common Stock presently outstanding are fully paid and nonassessable. Such shares do not have any redemption provisions.

Indemnification of Directors, Officers and Employees

The Company’s Articles provide for indemnification by the Company, to the fullest extent permitted by the Mississippi Business Corporation Act, of directors, officers, employees and agents for judgments, settlements, penalties, fines and certain reasonable expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

Whitney Bank acts as registered transfer agent and registrar for the Common Stock.

Anti-Takeover Provisions under the Company’s Articles of Incorporation and Bylaws

Certain provisions of the Company’s Articles and Bylaws may have the effect of preventing, discouraging or delaying any change in the control of the Company. The classification of the Board of Directors would delay any attempt by dissatisfied stockholders or anyone who obtains a controlling interest in the Common Stock to elect a new Board of Directors. The classes serve staggered three year terms so that approximately one-third of the directors are elected each year. These staggered terms of service may make it more difficult for the Company’s stockholders to effect a change in the majority of the Company’s directors, because replacement of a majority of the directors will normally require two annual meetings of stockholders. Accordingly, this provision also may have the effect of discouraging hostile attempts to gain control of the Company.

The Articles contain in Article Five provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving the Company and a substantial stockholder. Mississippi law generally requires the affirmative vote of the holders of a majority of shares entitled to vote at a meeting to approve a merger, consolidation or dissolution of the Company or a disposition of all or substantially all of the Company’s assets. The Articles require the affirmative vote of 80% of the total number of votes entitled to be cast to approve these and other significant corporate transactions (“business combinations”) if a “Substantial Stockholder” (as defined) is a party to the transaction or its percentage equity interest in the Company will be increased by the transaction. Two-thirds of the “Continuing Directors” (as defined) of the Board of Directors may, in all such cases, determine not to require such 80% affirmative vote. The required 80% approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Substantial Stockholder.

A “Substantial Stockholder” generally is defined under Article Five as the “beneficial owner” of 10% or more of the outstanding shares of stock of the Company entitled to vote generally in the election of directors (“voting shares”). “Beneficial ownership” generally is defined in accordance with the definition of beneficial ownership in Rule 13d-3 under the Securities Exchange Act of 1934 and includes all shares to which the Substantial Stockholder in question has sole or shared voting or investment power. However, for purposes of Article Five, a Substantial Stockholder is also deemed to own beneficially shares owned, directly or indirectly, by an “Affiliate” or “Associate” (each as defined in paragraph (c)(7) of Article Five) of the Substantial Stockholder, as well as (1) shares of which it or any such Affiliate or Associate has a right to acquire, (2) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Substantial Stockholder and (3) shares beneficially owned by any other person with whom the Substantial Stockholder or any of his Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Company.

A “business combination” subject to Article Five includes: a merger or consolidation involving the Company or any corporation of which a majority of any class of equity securities is owned by the Company (a “Subsidiary”), and a Substantial Stockholder; a sale, lease or other disposition of a “substantial part” of the assets of the Company or any of its Subsidiaries (that is, assets constituting in excess of 10% of the book value of the total consolidated assets of the Company) to a Substantial Stockholder; an issuance of equity securities of the Company or any of its Subsidiaries to a Substantial Stockholder for consideration having an aggregate fair market value of $5,000,000 or more; a liquidation or dissolution of the Company (if, as of the record date for the determination of stockholders entitled to vote with respect thereto, any person is a Substantial Stockholder); and a reclassification or recapitalization of securities (including any reverse stock split) of the Company or any Subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of an Substantial Stockholder in any class of equity securities of the Company or such Subsidiary which is beneficially owned.

A “Continuing Director” is defined as one serving as a director as of January 1, 1989 or thereafter elected or appointed prior to the time the Substantial Stockholder in question acquires such status, or one designated as a Continuing Director (prior to his initial election or appointment) by a majority of the whole Board of Directors, but only if a majority of the whole Board shall then consist of Continuing Directors, by a majority of the then Continuing Directors.

Under those circumstances in which Article Five would apply, a minority of the Company’s stockholders may prevent the consummation of a transaction favored by a majority of stockholders. As a practical matter, the requirement of an 80% vote may also mean that the type of business combination to which Article Five is addressed might not be accomplished by the controlling entity while there remains any widely dispersed public market in the Company’s voting shares. All directors and executive officers as a group may be deemed to beneficially own, as of February 20, 2014, approximately 1.95% of the Common Stock outstanding and entitled to vote. The Board of Directors has no knowledge of any proposed tender offer for the Company or other acquisition offer.

Article Five may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares (which 80% vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Substantial Stockholder).

Article Four of the Articles provides that the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the Board of Directors (but shall never be less than nine). This provision enables the Board of Directors to increase the size of the Board during the period between annual meetings of stockholders to accommodate the inclusion of persons it concludes would be valuable additions to the Board. It also enables the Board to decrease the number of directorships in order to respond to circumstances under which the Board deems a lower number of directors to be desirable, such as when a director unexpectedly dies or resigns and a qualified candidate to replace the departing director is not immediately available.

Article Four of the Articles also provides that (1) vacancies occurring on the Board of Directors may be filled only by vote of a majority of the remaining Directors, (2) directors may be removed only for cause, and (3) Article Four may not be amended or repealed without the approval of the holders of at least two-thirds of the outstanding Common Stock.

These provisions may have the effect of making it more difficult for stockholders to replace or add directors, or to otherwise influence actions taken by directors, which may discourage attempts to acquire control of the Company which may (or may not) be in the best interests of the majority of the stockholders.

Shareholder Rights Plan

In 1997, due in part to an increasing number of companies across America which had been subjected to hostile takeover attempts involving coercive and/or unfair tactics which have not been in the best interest of the corporations or their shareholders, the shareholders of the

Company adopted a Shareholder Rights Plan (“Rights Plan”). The Company’s primary concern in adopting the Rights Plan was to prevent a situation where any such offer be left open for so short a time that it prevents management and the Board from considering all alternatives to maximize the value of the shareholders’ interest.

Like other shareholder plans adopted by many other publicly held companies, under the Company’s Rights Plan, “rights” would be issued to all Hancock Holding Company common shareholders which, if activated upon an attempted unfriendly acquisition, will allow the shareholders to buy the Company’s Common Stock at a reduced price. Effective February, 2007, the Rights Plan was extended in accordance with its terms by the Company’s Board of Directors for a period ending February 21, 2017. The Board continues to believe that by having the Rights Plan in place, a potentially unfriendly acquisition would be much more likely to be brought to the negotiation table with the Company rather than through coercion. The Rights Plan was neither adopted nor extended in response to any threatened or perceived takeover threat and the Company has no knowledge of such a threat as of the date hereof. For a discussion of existing anti-takeover provisions included in the Company’s Articles and Bylaws, see “Anti-takeover provisions of the Company’s Articles and Bylaws” above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation dated November 8, 1990 (filed as Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 1990 filed with the Commission and incorporated herein by reference).

3.2	Amended and Restated Bylaws, dated November 8, 1990 (filed as Exhibit 3.2 to the Company’s registration statement on Form S- 8 filed with the Commission on September 19, 1996 and incorporated herein by reference).

3.3	Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended September 30, 1991 filed with the Commission and incorporated herein by reference).

3.4	Articles of Correction, filed with Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Company’s Form 10-Q for the quarter ended September 30, 1991 filed with the Commission and incorporated herein by reference).

3.5	Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the Company’s Form 10-K for the year ended December 31, 1992 filed with the Commission and incorporated herein by reference).

3.6	Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Company’s Form 10-K for the year ended December 31, 1992 filed with the Commission and incorporated herein by reference).

3.7	Articles of Amendment to the Articles of Incorporation adopted February 20, 1997 (filed as Exhibit 3.7 to the Company’s Form 10- K filed with the Commission on March 28, 1997 and incorporated herein by reference).

4.1	Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989) (filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended March 31, 1989 and incorporated herein by reference).

4.2	Shareholder Rights Agreement, dated February 21, 1997, between Hancock Holding Company and Hancock Bank, as Rights Agent (filed as Exhibit 1 to the Company’s Form 8-A12G filed with the Commission on February 27, 1997 and incorporated herein by reference) as extended by Amendment No. 1 to Rights Agreement, dated February 19, 2007, between the Company and Hancock Bank (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on February 20, 2007 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

May 5, 2014	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer